Exhibit 21.1

List of Subsidiaries

Entity	Jurisdiction of Incorporation or Formation
Airways MIC AB	Sweden
Aldersgate Travel Limited	England
Asia-hotels.com Limited	Hong Kong
Biljettakuten AB	Sweden
C.N.I. Tourism Ltd.	Israel
Callbookers Limited	England
Carbookers Limited	England
Cheap Tickets Europe Limited	England
Cruisebookers Limited	England
Ebookers (India) Private Limited	India
ebookers AB	Sweden
ebookers Limited	England
ebookers.com Deutschland GmbH	Germany
Ebookers.com Limited	England
ebookers.com SA	Switzerland
ebookers.ie Ltd	Ireland
ebookers.nl BV	Netherlands
ebookers.no AS	Norway
ebookers Scandinavia AB	Sweden
Ebookers Pty Limited	Australia
Flairview Travel Hotel Club S.L.	Spain
Flairview Travel Limited	England
Flairview Travel Pty Limited	Australia
Flairview Travel, LLC	Maryland
Flightbookers Limited	England
Hotel Bookers Limited	England
HotelClub Pty Limited	Australia
Hotelclub.net Limited	England
Insurancebookers Limited	England
Internetwork Publishing Corporation	Florida
La Compagnie Des Voyages SA	France
Mr Jet A/S	Denmark
Mr Jet AB	Sweden
Mr Jet AS (Norway)	Norway
Mr Jet Oy (Finland)	Finland
National Internet Travel Agency	Florida
Neat Group Corporation	Delaware
O Holdings Inc.	Delaware
Orbitz Away, LLC	Delaware
Orbitz Canada Co.	Nova Scotia
Orbitz for Business, Inc.	Delaware
Orbitz Holdings (Australia) Pty Limited	Australia
Orbitz, Inc.	Delaware
Orbitz International Inc.	Nevis
Orbitz, LLC	Delaware
Orbitz Travel Insurance Services, LLC	Delaware
Orbitz Worldwide, Inc.	Delaware
Orbitz Worldwide, LLC	Delaware
Orbitz Worldwide (UK) Limited	England
Orbitz Worldwide Development, LLC	Delaware
Orbitz Worldwide International, Inc.	Delaware

Entity	Jurisdiction of Incorporation or Formation
OWW Fulfillment Services, Inc.	Tennessee
Oy ebookers Finland Ltd	Finland
Paragon Travel Limited (ROHQ) Philippines Inc.	Philippines
Paragon Travel (S) Pte Limited	Singapore
Paragon Travel Limited	Hong Kong
Raccoon Acquisition I, LLC	Delaware
STT Airways Business AB	Sweden
STT Airways Net AB	Sweden
Studentbookers.com Limited	England
Terren Corporation	Canada
Travel Acquisition, LLC	Delaware
Travel Acquisition Corp. Pty Limited	Australia
Trip Network, Inc.	Delaware
Viajes ebookers S.L.	Spain
Worldbookers Limited	England